UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2007

Collexis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-33495	20-0987069
(Commission File Number)	(IRS Employer Identification No.)

1201 Main Street, Suite 980, Columbia, SC	29201
(Address of principal executive offices)	(Zip Code)

(803) 727-1113
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Background

Technology Holdings, Inc., which subsequently changed its name to Collexis Holdings, Inc. (the registrant), filed a Current Report on Form 8-K with the SEC on February 14, 2007 to report the reverse merger whereby Collexis B.V., an operating company, became a wholly owned subsidiary of Technology Holdings, Inc., a reporting shell company. Collexis B.V., which was the acquirer in the merger for accounting purposes, had a calendar fiscal year. Technology Holdings, Inc., which was the acquiree in the merger for accounting purposes, has a fiscal year that ends on June 30. The Form 8-K included audited financial statements of Collexis B.V. for the fiscal years ended December 31, 2005 and 2004, and unaudited financial statements of Collexis B.V. for the nine months ended September 30, 2006 and September 30, 2005. We included in our recently filed transition report on Form 10-KSB the audited financial statements of Collexis B.V. for the fiscal year ended December 31, 2006.

On October 11, 2007, we concluded that the unaudited financial statements of Collexis B.V. for the nine months ended September 30, 2006 included in the Form 8-K referenced above should no longer be relied upon because these financial statements did not properly reflect the application of FASB No. 123R and improperly reflected a deferred tax asset. The application of FASB No. 123R was not possible at the time of filing the financial statements listed above because the books and records of Collexis B.V related to stock option activity necessary to determine the appropriate expense for the relevant periods were incomplete. We are removing the deferred tax asset in the unaudited financial statements of Collexis B.V. for the nine months ended September 30, 2006 and for subsequent periods because we have determined that the asset is not guaranteed based on future profits. We filed a Current Report on Form 8-K on October 16, 2007 to report that we had reached this conclusion.

The Form 8-K referenced above contained within Item 2.01 extensive disclosures about Collexis B.V. based on the information required in Form 10-SB. Included below is a discussion and analysis of the results of operation of Collexis B.V for the nine months ended September 30, 2006 and September 30, 2005. Attached as Exhibit 99.1 are restated unaudited financial statements of Collexis B.V. for the nine months ended September 30, 2006 and the unaudited financial statements of Collexis B.V. for the nine months ended September 30, 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto appearing as an exhibit to this Current Report on Form 8-K.

Overview

We are a global software development company formed in the Netherlands with worldwide headquarters in Columbia, South Carolina. We develop software that supports the knowledge intensive market-building tools to search and mine large sets of information. Our Collexis Engine 6.0 software enables discovery through identification, ordering and aggregation of ideas and concepts. We generate our revenues primarily from licensing our software revenue, providing services to the users of our software, maintaining and supporting our software, selling related hardware and hosting software on an application service provider basis. Please see Critical Accounting Policies below for an explanation of our critical accounting policies and estimates.

Results of Operation

We have yet to establish a history of profitable operations. For the nine months ended September 30, 2006 and September 30, 2005, we incurred operating losses of approximately $3,844,000 and $242,000, respectively. As a result, at September 30, 2006, we have an accumulated deficit of $7,941,000. Our profitability will require the marketing of our software. No assurance can be given when this will occur or that we will ever be profitable.

Nine Months Ended September 30, 2006 and September 30, 2005

Total Revenues. Total Revenues decreased approximately $100,000, or 8.3%, to approximately $1.1 million for the nine months ended September 30, 2006 as compared to approximately $1.2 million for the nine months ended September 30, 2005. This decrease was due to an overall decrease in sales of services, licenses, and hardware and hosting services, partially offset by an increase in maintenance fees earned.

License Revenue. License revenue decreased approximately $30,000, or 13.6%, to approximately $190,000 in the nine months ended September 30, 2006 against approximately $220,000 in the nine months ended September 30, 2005. This decrease is due to a reduction of sales of new licenses and subscriptions in the government, university and research markets in the 2006 period.

Service Revenue. Service revenue decreased approximately $60,000, or 9.2%, to approximately $590,000 in the nine months ended September 30, 2006 against approximately $650,000 in the nine months ended September 30, 2005. This decrease is due to a reduction in delivery of services to both new clients and existing clients seeking additional libraries and profiles to be added to their subscription applications.

Maintenance. Maintenance and support revenue increased approximately $50,000, or 17.9%, to $330,000 for the nine months ended September 30, 2006 as compared to approximately $280,000 in the nine months ended September 30, 2005. This increase is due to a rise in the sales of maintenance contracts to new and existing license customers in the partial period 2006.

Hardware and hosting. Hardware and hosting revenue was approximately $40,000 in the nine months ended September 30, 2006 against approximately $60,000 in the nine months ended September 30, 2005, a decrease of $20,000, or 33.3%.

Third party services. Costs of third party services increased approximately $250,000, or 151.9%, to approximately $420,000 for the nine months ended September 30, 2006 versus approximately $170,000 for the nine months ended September 30, 2005. This increase is due to an increase in fees paid to SyynX WebSolutions GmbH (“SyynX”) both for delivery of services to our customers and development of our software.

General and administrative. General and administrative expenses increased to approximately $2,714,000 in the nine months ended September 30, 2006 compared to approximately $1,048,000 in the same period in 2005, an increase of approximately $1.7 million. This increase was driven by a number of factors, including: an increase in stock option compensation costs of approximately $520,000; an approximately $700,000 increase in administrative costs associated with the establishment of the operations of Collexis, Inc., an approximately $500,000 increase in staff costs in Collexis, B.V.; and an approximately $200,000 overall increase in additional general expenses.

Net Loss. As a result of the above factors, as well as our decision to fully reserve our deferred tax asset in 2006, our net loss increased to approximately $3.8 million for the nine months ended September 30, 2006, versus approximately $240,000 for the nine months ended September 30, 2005, an increase in net loss of approximately $3.6 million, or 1,583%.

Liquidity and Capital Resources

Cash equivalents are stated at cost, which approximates market, and consist of short-term, highly liquid investments with original maturities of less than three months. At September 30, 2006 and 2005, we had no restricted cash. Cash and cash equivalents on September 30, 2006 amounted to approximately $1.62 million, compared to approximately $470,000 at September 30, 2005.

Our principal cash requirement is working capital. In the nine months ended September 30, 2006, net cash used in operations was $2.6 million. Our primary use of operating funds related to developing the Collexis 6.0 engine, building out our worldwide headquarters and additions to our sales and marketing staff. Our investing activities during the period reflected capital expenditures related to the building out of our facilities. Net cash used in investing activities was $35,000 for the nine months ended September 30, 2006. During the nine months ended September 30, 2006, we received approximately $2.1 million on stock subscriptions and approximately $1.8 million on the sale of additional shares. We expect to raise additional capital through the sale of our common stock in the future, but we can provide no assurances in that regard. For a more detailed analysis we refer to our statement of cash flows for the periods ended September 30, 2006 and 2005.

Our management expects that with our present negative cash flows from operating activities and our current level of cash, we will require additional working capital to continue to grow our operations, develop our products or pursue acquisitions. As a result, we may seek both debt and equity financings to satisfy these working capital needs. There can be no assurance that external financing will be available if needed in the future, or if available, that it would be available on terms acceptable to our management.

Off Balance Sheet Arrangements

We do not currently have, nor have we ever had, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts. As a result, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships.

Critical Accounting Policies

Management has based this discussion and analysis of financial condition and results of operations on our consolidated financial statements. The preparation of these consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Management evaluates its critical accounting policies and estimates on a periodic basis.

A “critical accounting policy” is one that is both important to the understanding of the company’s financial condition and results of operations and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Management believes the following accounting policies fit this definition:

Revenue Recognition. We recognize revenue in accordance with Statement of Position 97-2, “Software Revenue Recognition” (“SOP 97-2”), and Statement of Position 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” We recognize revenue from non-cancelable software licenses when the license agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. We recognize license revenue from resellers when an end user has placed an order with the reseller and the reseller has met above revenue recognition criteria. In multiple element arrangements, we defer the vendor-specific objective evidence of fair value (“VSOE”) related to the undelivered elements and recognize revenue on the delivered elements using the percentage-of-completion method.

The most commonly deferred elements are initial maintenance and consulting services. We recognize initial maintenance on a straight-line basis over the initial maintenance term. We determine the VSOE of maintenance by using a consistent percentage of maintenance fee to license fee based on renewal rates. We recognize maintenance fees in subsequent years on a straight-line basis over the life of the applicable agreement. Maintenance contracts entitle the customer to hot-line support and all unspecified product upgrades released during the term of the maintenance contract. Upgrades include any and all unspecified patches or releases related to a licensed software product. Maintenance does not include implementation services to install these upgrades. We determine the VSOE of services by using an average consulting rate per hour for consulting services sold separately multiplied by the estimate of hours required to complete the consulting engagement.

Delivery of software generally occurs when the product (on CDs) is delivered to a common carrier. Occasionally, delivery occurs through electronic means in which we make the software available through our secure FTP (File Transfer Protocol) site or via a website-based download. We do not offer any customers or resellers a right of return.

For software license, services and maintenance revenue, we assess whether the fee is fixed and determinable and whether or not collection is probable. We assess whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, the fee is considered not fixed and determinable. In these cases, we recognize revenue as the fees become due.

We assess assuredness of collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. We do not request collateral from customers. If we determine that collection of a fee is not probable, we defer the fee and recognize revenue when collection becomes probable, which is generally upon receipt of cash.

Our arrangements do not generally include acceptance clauses. If an arrangement includes an acceptance provision, however, acceptance occurs upon the earlier of receipt of a written customer acceptance or expiration of the acceptance period.

We bill the majority of our training and consulting services based on hourly rates. We generally recognize revenue as we perform these services. When we have an arrangement that is based on a fixed fee or requires significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests, however, we recognize the related revenue using the percentage of completion method of accounting. This method applies to our custom programming services, which are generally contracted on a fixed fee basis. We charge anticipated losses, if any, to operations in the period that we determine those losses to be probable.

We recognize revenues from transaction fees associated with subscription arrangements, which are billable on a per transaction basis and included in services revenue on the Consolidated Statements of Operations, based on the actual number of transactions processed during the period.

In accordance with EITF Issue No. 01-14, “Income Statement Characterization of Reimbursement Received for ‘Out of Pocket’ Expenses Incurred,” we classify reimbursements received for out-of-pocket expenses incurred as services revenue in the Consolidated Statements of Operations.

Development Costs. Our policy is to charge the costs of software development to the year in which these costs occurred. We establish technological feasibility upon completion of the existing Engine. Generally, costs related to projects that reach technological feasibility upon completion of a working model are not capitalized, because the period between establishment of the working model and general availability is of short duration. The nature of our current development for software products is generally such that we can measure technological feasibility most effectively using the working model method, in which the time between establishment of a working model and general availability is short, which results in no costs that qualify for capitalization.

Allowance for Doubtful Accounts. We evaluate the collectibility of accounts receivable based on a combination of factors. When we are aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, we record a specific allowance against amounts due, thereby reducing the net receivable to the amount our management believes is probable of collection. For all other customers, we recognize allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and historical experience.

Income Taxes. We account for income taxes under the asset and liability method. The asset and liability method requires that deferred tax assets be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of such assets will not be realized. We recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. We measure deferred tax assets and liabilities using enacted tax rates we expect to apply to taxable income in the years in which we expect those temporary differences to be recovered or settled. We recognize the effect on deferred tax assets and liabilities of a change in tax rates in operations in the period that includes the enactment date.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” It prescribes that a company should use a more-likely-than-not recognition threshold based on the technical merits of the income tax position taken. Income tax positions that meet the more-likely-than-not recognition threshold should be measured to determine the tax benefit to be recognized in the financial statements. FIN 48 is effective in fiscal years beginning after December 15, 2006. We are currently evaluating the impact of FIN 48 on our consolidated results of operations and financial condition.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which clarifies that fair value is the amount that would be exchanged to sell an asset or transfer a liability in an orderly transaction between market participants. Further, the standard establishes a framework for measuring fair value in generally accepted accounting principles and expands certain disclosures about fair value investments. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

Item 9.01 Financial Statements and Exhibits.

(a)  Attached as Exhibit 99.1 are the unaudited financial statements of Collexis B.V. as at September 30, 2006 and September 30, 2005 and for the periods then ended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEXIS HOLDINGS, INC.

Dated: October 23, 2007	By:	/s/ William D. Kirkland
William D. Kirkland Chief Executive Officer Chief Financial Officer